Exhibit 99.1

May 12, 2006

Analyst Contact:	Media Contact:
Jonathan Peisner	Julie Vincent
(317) 249-4390	(317) 249-4233
jpeisner@adesa.com	jvincent@adesa.com

ADESA, Inc. Announces Organizational Realignment, Management Changes

CARMEL, IN—ADESA, Inc. (NYSE: KAR), North America’s largest publicly traded provider of wholesale vehicle auctions and used vehicle dealer floorplan financing, announced today an organizational realignment and management changes intended to better position the company to serve its diverse customer bases, accommodate anticipated growth and realize operational efficiencies across all business lines. The changes are effective June 1, 2006.

Cam Hitchcock, currently serving as ADESA’s Executive Vice President and Chief Financial Officer, will be appointed as President, ADESA Dealer Services Group. Dealer Services is the umbrella group that was formed to include the Automotive Finance Corporation (AFC) finance business as well as other businesses and ventures the company may enter into, focusing on providing the company’s dealer customers with value-added ancillary services and products. Hitchcock will report to A. R. Sales, President and Chief Operating Officer of ADESA, Inc., and will retain the Chief Financial Officer position and responsibilities until such time as the company has identified a successor.

Brad Todd, currently serving as ADESA’s Executive Vice President, President of AFC and COO of ADESA Corp., L.L.C. (U.S. wholesale auctions), will be appointed as President, ADESA Auction Services Group. Auction Services encompasses all wholesale and salvage auctions throughout North America (U.S. and Canada). Todd will continue to report to A. R. Sales, President and Chief Operating Officer of ADESA, Inc.

“We believe that this organizational realignment will accelerate our efforts to enhance customer satisfaction and operating efficiency by more effectively capitalizing on customer data, operational best practices and asset utilization across business lines,” said Sales. “Our Chairman and CEO, Dave Gartzke, our board and I look to our senior leaders to play key roles in driving this realignment and executing on the company’s customer, human capital and shareholder-focused initiatives.”

Headquartered in Carmel, Indiana, ADESA, Inc. (NYSE: KAR) is North America’s largest publicly traded provider of wholesale vehicle auctions and used vehicle dealer floorplan financing. The company’s operations span North America with 54 ADESA used vehicle auction sites, 37 Impact salvage vehicle auction sites and 85 AFC loan production offices. For further information on ADESA, Inc., visit the company’s Web site at http://www.adesainc.com.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements, including statements regarding the company’s management changes are subject to certain risks, trends, and uncertainties that could cause actual results to differ materially from those projected, expressed or implied by such forward-looking statements. The statements are based on assumptions about important factors including: general business conditions; trends in new and used vehicle sales and incentives, including wholesale used vehicle pricing; economic conditions, including fuel prices, Canadian exchange rate and interest rate fluctuations; competition; trends in the vehicle remarketing industry;  business development activities, including acquisitions; investments in technology; litigation developments; weather; vehicle production and the other risk factors described in the company’s Annual Report on Form 10-K, and other risks described from time to time in the company’s filings with the Securities and Exchange Commission. Many of these risk factors are outside of the company’s control, and as such, they involve risks that are not currently known to the company that could cause actual results to differ materially from those discussed or implied herein. The forward-looking statements in this document are made as of the date hereof and the company does not undertake to update its forward-looking statements.